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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT


         I consent to the incorporation by reference in this Post-Effective Amendment No. 44 to the Registration Statement (File Nos. 2-36431 and 811-2032) (the "Registration Statement") of MFS Growth Opportunities Fund (the "Registrant"), of my opinion dated April 27, 1998, appearing in Post-Effective Amendment No. 38 to the Registrant's Registration Statement, which was filed with the Securities and Exchange Commission on April 29, 1998.


                                         JAMES R. BORDEWICK, JR.
                                         --------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
February 25, 2004